UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2023 (November 17, 2023)

BLUE BIRD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road

2nd Floor

Macon, Georgia 31210

(Address of principal executive offices and zip code)

(478) 822-2801

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 17, 2023, Blue Bird Corporation, a Delaware corporation (the “Company”), and Blue Bird Body Company, a Georgia corporation and an indirect subsidiary of the Company (the “Borrower”), entered into a credit agreement (the “Credit Agreement”), by and among the Company, the Borrower, the other subsidiaries of the Company party thereto, the other financial institutions party thereto, Bank of Montreal, as administrative agent, and the other parties specified therein. The Credit Agreement provides for (i) a senior secured term loan A facility in an aggregate principal amount of $100.0 million (the “Senior Secured Term Loan Facility”) and (ii) a senior secured revolving credit facility in an aggregate principal amount of $150.0 million (the “Senior Secured Revolving Credit Facility” and, together with the Senior Secured Term Loan Facility, the “Senior Secured Credit Facilities”).

The proceeds of the Senior Secured Credit Facilities were used to, among other things, repay the indebtedness outstanding under the Company’s previous credit agreement, dated as of December 12, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Credit Agreement, the “Existing Credit Agreement”), by and among the Company, the Borrower, the other parties party thereto from time to time and Bank of Montreal, as administrative agent, which is extinguished as of the date hereof as further described below.

The loans under the Senior Secured Credit Facilities mature on November 17, 2028. The Senior Secured Credit Facilities are guaranteed by all of the Company’s wholly-owned domestic restricted subsidiaries (subject to customary exceptions) (together with the Company, the “Guarantors”) and are secured by a security agreement which pledges a lien on virtually all of the Company’s assets and the assets of the other Guarantors and the Borrower, in each case, other than any owned or leased real property and subject to customary exceptions.

The Senior Secured Term Loan Facility is subject to amortization of principal, payable in equal quarterly installments on the last day of each fiscal quarter, commencing on March 30, 2024, with 5.0% of the aggregate principal amount of all initial term loans outstanding at closing to be payable each year prior to the maturity date of the Senior Secured Term Loan Facility. The remaining initial aggregate principal amount will be payable at the maturity date of the Senior Secured Term Loan Facility.

The Senior Secured Credit Facilities bear interest at rates based upon, at the option of the Borrower, (i) the base rate plus an applicable margin of between 0.75% to 2.25% per annum, depending on the consolidated total leverage ratio of the Company or (ii) the Secured Overnight Financing Rate plus an applicable margin of between 1.75% to 3.25% per annum, depending on the consolidated total leverage ratio of the Company. As of November 17, 2023, the effective applicable margin is 2.00% with respect to base rate and 3.00% with respect to Secured Overnight Financing Rate.

The Borrower is required to pay the lenders under the Senior Secured Revolving Credit Facility an unused commitment fee of between 0.25% and 0.45% per annum on the undrawn commitments under the Senior Secured Revolving Credit Facility, depending on the total leverage ratio, quarterly in arrears.

The Borrower will have the right to prepay the loans outstanding under the Senior Secured Credit Facilities without premium or penalty (subject to customary breakage costs if applicable). The Company will be required to prepay the loans under Senior Secured Credit Facilities with, among other things, proceeds of asset sales, condemnation, casualty insurance and/or proceeds of debt under certain circumstances.

Under the Credit Agreement, the Borrower, the Company and the other Guarantors are subject to customary affirmative and negative covenants, and events of default for facilities of this type (with customary grace periods, as applicable, and lender remedies). The Credit Agreement will include “financial” covenants for the benefit of the lenders under the Senior Secured Credit Facilities, including (i) a covenant that will require the Company to maintain a pro forma consolidated total leverage ratio of not greater than 3.00:1.00 on the last day of any fiscal quarter and (ii) a covenant that will require the Company to maintain a pro forma Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.20:1.00 on the last day of any fiscal quarter.

The foregoing description of the Credit Agreement is a summary and is qualified in its entirety by reference to a copy of the Credit Agreement, which is filed as an exhibit to this Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

On November 17, 2023, in connection with the incurrence of the Senior Secured Credit Facilities under the Credit Agreement, the Company prepaid, without penalty or premium, in full, all outstanding obligations due pursuant to, and terminates all commitments under, the Existing Credit Agreement (which was scheduled to mature on December 31, 2024), except for obligations under the Existing Credit Agreement that, pursuant to the express terms of the Existing Credit Agreement, survive payment of the obligations (such prepayment in full and termination, the “Refinancing”). All security interests and guarantees in connection with the Existing Credit Agreement are terminated and released in connection with the Refinancing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On November 17, 2023, the Company issued a press release announcing entry into the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. to Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Credit Agreement, dated as of November 17, 2023, by and among the Company, School Bus Holdings, Inc. and certain of its subsidiaries, including Blue Bird Body Company as the borrower, Bank of Montreal, as Administrative Agent and certain other financial institutions party thereto.

99.1	Press Release of the Company, dated November 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

	By:	/s/ Ted M. Scartz
	Name:	Ted M. Scartz
	Title:	Senior Vice President and General Counsel

Dated: November 20, 2023

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